Exhibit 99.1

NEWS RELEASE

CONTACTS:	Allergan:
Investors:
Daphne Karydas
(862) 261-8006

Media:
Mark Marmur
(862) 261-7558

Allergan Announces Early Tender Results and Upsizing of Tender Offers by Certain Subsidiaries

DUBLIN, IRELAND – May 24, 2017 – Allergan plc (NYSE: AGN) today announced the early tender results for the previously announced tender offers commenced by its wholly owned subsidiaries Allergan Funding SCS, Allergan Finance LLC, Forest Laboratories, LLC and Allergan, Inc., each as co-offeror with Allergan plc’s wholly owned subsidiary Warner Chilcott Limited, to purchase for cash certain debt securities issued by the entities listed in the table below (collectively, the “Securities” and each a “series”).

As of the previously announced early tender date and time of 5:00 p.m., New York City time, on May 23, 2017 (the “Early Tender Date”), according to information provided by Global Bondholder Services Corporation, the tender and information agent for the tender offers, the aggregate principal amount of each series of Securities set forth in the table below under “Principal Amount Tendered at Early Tender Date” has been validly tendered and not validly withdrawn in the tender offers. Withdrawal rights for the Securities expired at 5:00 p.m., New York City time, on May 23, 2017.

Title of Security	Issuer of Security (1)	CUSIP Number/ 144A ISIN/ REGS ISIN	Principal Amount Outstanding	Maximum Tender SubCap	Accepta -nce Priority Level	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment (2)(3)	Principal Amount Tendered at Early Tender Date	Percent Tendered of Amount Outstanding
4.875% notes due February 2021	Forest Laboratories, LLC	345838AE6/ US345838AE68/ U3455QAC7	$750,000,000	$300,000,000	1	1.875% UST due 4/30/22	FIT1	+45 bps	$30.0	$560,759,000	74.77%
4.625% notes due October 2042	Allergan Finance LLC	942683AH6	$1,000,000,000	$400,000,000	2	2.875% UST due 11/15/46	FIT1	+135 bps	$30.0	$543,290,000	54.33%
4.375% notes due February 2019	Forest Laboratories, LLC	345838AC0/ US345838AC03/ U3455QAB9	$1,050,000,000	$420,000,000	3	1.250% UST due 4/30/19	FIT1	+50 bps	$30.0	$952,317,000	90.70%
4.750% notes due March 2045	Allergan Funding SCS	00507UAU5	$2,500,000,000	$1,000,000,000	4	2.875% UST due 11/15/46	FIT1	+135 bps	$30.0	$1,953,843,000	78.15%
4.850% notes due June 2044	Allergan Funding SCS	00507UAH4	$1,500,000,000	$375,000,000	5	2.875% UST due 11/15/46	FIT1	+140 bps	$30.0	$1,114,974,000	74.33%
4.550% notes due March 2035	Allergan Funding SCS	00507UAT8	$2,500,000,000	N/A	6	2.875% UST due 11/15/46	FIT1	+130 bps	$30.0	$1,458,082,000	58.32%
3.375% notes due September 2020	Allergan, Inc.	018490AN2	$650,000,000	N/A	7	1.500% UST due 4/15/20	FIT1	+75 bps	$30.0	$227,604,000	35.02%
3.250% notes due October 2022	Allergan Finance LLC	942683AF0	$1,700,000,000	N/A	8	1.875% UST due 4/30/22	FIT1	+90 bps	$30.0	$909,465,000	53.50%

(1)	Each issuer of the Securities is the co-offeror, together with Warner Chilcott Limited, in each tender offer for the Securities of such issuer.
(2)	Per $1,000 principal amount.
(3)	The Total Consideration (as defined below) for Securities validly tendered prior to or at the Early Tender Date and accepted for purchase is calculated using the applicable Fixed Spread and is inclusive of the Early Tender Payment specified in the table. The Total Consideration has been determined taking into account the applicable par call date for each series of Securities, if any, as described in the offer to purchase referenced below.

In addition, the applicable Offerors (as defined in the Tender Offer Documents, as defined below) have amended the tender offers to increase certain of the maximum tender subcaps set forth in the table above (each subcap set forth in the table, a “Maximum Tender SubCap”) and the aggregate maximum tender cap identified in the Tender Offer Documents (the “Aggregate Maximum Tender Cap”) as follows: (i) the previously announced Maximum Tender SubCap for the 4.625% notes due October 2042 has been increased from $400,000,000 to $543,290,000, (ii) the previously announced Maximum Tender SubCap for the 4.375% notes due February 2019 has been increased from $420,000,000 to $700,000,000, (iii) the previously announced Maximum Tender SubCap for the 4.750% notes due March 2045 has been increased from $1,000,000,000 to $ 1,300,000,000, and (iv) the Aggregate Maximum Tender Cap has been increased from $2,000,000,000 to $2,843,290,000. All other terms of the tender offers as previously announced remain unchanged.

The tender offers consist of offers on the terms and conditions set forth in the offer to purchase, dated May 10, 2017, and the related letter of transmittal (as they may each be amended or supplemented from time to time, the “Tender Offer Documents”), including a financing condition that Allergan Funding SCS shall have issued and sold debt securities providing net proceeds at least equal to the Aggregate Maximum Tender Cap. The Offerors refer investors to the Tender Offer Documents for the complete terms and conditions of the tender offers.

Because the aggregate principal amount of each of the 4.875% notes due February 2021, the 4.375% notes due February 2019 and the 4.750% notes due March 2045 tendered and not validly withdrawn would exceed the applicable Maximum Tender SubCap, the applicable Offeror will not accept for purchase all the applicable Securities that have been tendered. Rather, the applicable Offeror will accept Securities of each applicable series for purchase on a prorated basis, using a proration rate of approximately 53.5% for the 4.875% notes due February 2021, of approximately 73.5% for the 4.375% notes due February 2019 and of approximately 66.5% for the 4.750% notes due March 2045. The applicable Offeror will accept for purchase the aggregate principal amount of Securities tendered by a holder multiplied by the applicable proration rate and then rounded down to the nearest $1,000 increment. The applicable Offerors will accept all of the 4.625% notes due October 2042 validly tendered and not validly withdrawn as of the Early Tender Date.

The applicable consideration (the “Total Consideration”) offered per $1,000 principal amount of each series of Securities validly tendered and accepted for purchase pursuant to the applicable tender offer will be determined in the manner described in the Tender Offer Documents by reference to the applicable fixed spread for such Securities specified in the table above plus the applicable yield based on the bid-side price of the applicable U.S. Treasury Reference Security specified in the table above at 11:00 a.m., New York City time, on May 24, 2017. The Offerors expect to announce the pricing of the tender offers on May 24, 2017.

Only holders of Securities who validly tendered and did not validly withdraw their Securities at or prior to the Early Tender Date are eligible to receive the Total Consideration for Securities accepted for purchase. Holders will also receive accrued and unpaid interest on Securities validly tendered and accepted for purchase from the last interest payment date up to, but not including, the date the applicable Offerors make payment for such Securities.

Allergan Funding SCS expects to satisfy the financing condition upon the closing of its previously announced proposed offer of senior notes, expected to occur on May 26, 2017. The applicable Offerors expect to make payment for the Securities that were validly tendered prior to or at the Early Tender Date and that are accepted for purchase on May 30, 2017.

Since the tender offers are fully subscribed as of the Early Tender Date, unless the applicable Offerors further increase one or more Maximum Tender SubCaps prior to the expiration date (with a corresponding additional increase to the Aggregate Maximum Tender Cap), no Securities tendered after the Early Tender Date will be accepted pursuant to the tender offers. Since the Aggregate Maximum Tender Cap is met with the acceptance of Securities in priority level 4, unless the applicable Offerors further increase the Aggregate Maximum Tender Cap, no Securities in priority levels 5, 6, 7 or 8 will be accepted.

Information Relating to the Tender Offers

Morgan Stanley & Co. LLC, BofA Merrill Lynch and Citigroup Global Markets Inc. are the lead dealer managers for the tender offers. Barclays Capital Inc., BNP Paribas Securities Corp., HSBC and Mizuho Securities USA LLC are the co-dealer managers for the tender offers. Investors with questions regarding the tender offers may contact Morgan Stanley & Co. LLC at (800) 624-1808 (toll-free) or (212) 761-1057 (collect), BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 387-3907 (collect) or Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect). Global Bondholder Services Corporation is the tender and information agent for the tender offers and can be contacted at (866) 470-4200 (toll-free) or (212) 430-3774 (collect).

None of the Offerors or their affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to any Securities is making any recommendation as to whether holders should tender any Securities in response to any of the tender offers, and none of the Offerors or any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Securities and the tender offers do not constitute an offer to buy or the solicitation of an offer to sell Securities in any jurisdiction or in any circumstances in which such offer or solicitation is unlawful.

The full details of the tender offers are included in the Tender Offer Documents. Holders are strongly encouraged to read carefully the Tender Offer Documents because they contain important information. The Tender Offer Documents may be downloaded from Global

Bondholder Services Corporation’s website at www.gbsc-usa.com/Allergan or obtained from Global Bondholder Services Corporation, free of charge, by calling toll-free at (866) 470-4200 (bankers and brokers can call collect at (212) 430-3774).

About Allergan plc

Allergan plc (NYSE: AGN), headquartered in Dublin, Ireland, is a bold, global pharmaceutical company and a leader in a new industry model – Growth Pharma. Allergan is focused on developing, manufacturing and commercializing branded pharmaceutical, device, biologic, surgical and regenerative medicine products for patients around the world.

Allergan markets a portfolio of leading brands and best-in-class products for the central nervous system, eye care, medical aesthetics and dermatology, gastroenterology, women’s health, urology and anti-infective therapeutic categories.

Allergan is an industry leader in Open Science, a model of research and development, which defines our approach to identifying and developing game-changing ideas and innovation for better patient care. With this approach, Allergan has built one of the broadest development pipelines in the pharmaceutical industry with 70+ mid-to-late stage pipeline programs currently in development.

Allergan’s success is powered by our more than 18,000 global colleagues’ commitment to being Bold for Life. Together, we build bridges, power ideas, act fast and drive results for our customers and patients around the world by always doing what is right.

With commercial operations in approximately 100 countries, Allergan is committed to working with physicians, healthcare providers and patients to deliver innovative and meaningful treatments that help people around the world live longer, healthier lives every day.

For more information, visit Allergan’s website at www.Allergan.com.

Forward-Looking Statement

Statements contained in this press release that refer to future events or other non-historical facts are forward-looking statements that reflect Allergan’s current perspective on existing trends and information as of the date of this release. Actual results may differ materially from Allergan’s current expectations depending upon a number of factors affecting Allergan’s business. These factors include, among others, the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; market acceptance of and continued demand for Allergan’s products; difficulties or delays in manufacturing; and other risks and uncertainties detailed in Allergan’s periodic public filings with the Securities and Exchange Commission, including but not limited to Allergan’s Annual Report on Form 10-K for the year ended December 31, 2016 and Allergan’s Quarterly Report on Form 10-Q for the period ended March 31, 2017. Except as expressly required by law, Allergan disclaims any intent or obligation to update these forward-looking statements.

4